Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) to register 7,500,000 shares of common stock, no par value, authorized for issuance under the Akorn Inc. 2014 Stock Option Plan of our report dated March 1, 2013, with respect to the consolidated financial statements of Akorn, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
May 1, 2014